ETE AND WILLIAMS ANNOUNCE TIMING AGREEMENT
WITH FEDERAL TRADE COMMISSION

DALLAS, TEXAS AND TULSA, OKLAHOMA – December 14, 2015 – Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE”) and The Williams Companies, Inc. (NYSE: WMB) (“WMB” or “Williams”) announced today that they have entered into an agreement (the “Timing Agreement”) with the staff of the Federal Trade Commission (“FTC”) in connection with Energy Transfer Corp LP’s proposed acquisition of WMB. As previously disclosed in Energy Transfer Corp LP’s registration statement on Form S-4 filed on November 24, 2015 with the Securities and Exchange Commission, ETE and WMB received a request for additional information and documentary material (the “Second Requests”) from the FTC pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). ETE and WMB are targeting compliance with the Second Requests in January 2016.

Under the terms of the Timing Agreement, ETE and WMB have agreed (1) not to consummate the proposed acquisition prior to 60 days after substantial compliance with the Second Requests, and (2) not to consummate the proposed acquisition before March 18, 2016. ETE and WMB continue to work cooperatively with the staff of the FTC as it conducts its review of the proposed acquisition.

Completion of the proposed transaction remains subject to regulatory review, including the approval of the proposed transaction by the Federal Energy Regulatory Commission. Completion of the proposed transaction also remains subject to the approval of WMB stockholders and other customary closing conditions.

Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco, LP (NYSE: SUN), approximately 2.6 million ETP common units, approximately 81.0 million ETP Class I Units, which track 90 percent of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL), and 100 ETP Class H Units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines.

WMB (NYSE: WMB) is a premier provider of large-scale infrastructure connecting North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., WMB owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ) (“Williams Partners”), including all of the 2 percent general-partner interest. Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins and also in Canada, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas.

Forward-looking Statements
This communication may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the merger of ETE and WMB, the expected future performance of the combined company (including expected results of operations and financial guidance), and the combined company's future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," "opportunity," "designed," "create," "predict," "project," "seek," "ongoing," "increases" or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for each of ETE, Energy Transfer Partners, L.P. (“ETP”), Sunoco Logistics Partners L.P. (“SXL”), Sunoco LP (“SUN”), WMB and Williams Partners filed with the U.S. Securities and Exchange Commission (the "SEC") and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in ETE’s, ETP’s, SXL’s, SUN’s, WMB’s and Williams Partners’ filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in other reports or documents that ETE, ETP, SXL, SUN, WMB and Williams Partners file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of any business combination transaction between ETE and Energy Transfer Corp LP (“ETC”) and Williams; (2) the ultimate outcome and results of integrating the operations of ETE and Williams, the ultimate outcome of ETE’s operating strategy applied to Williams and the ultimate ability to realize cost savings and synergies; (3) the effects of the business combination transaction of ETE, ETC and Williams, including the combined company's future financial condition, operating results, strategy and plans; (4) the ability to obtain required regulatory approvals and meet other closing conditions to the transaction, including approval under the HSR Act and Williams stockholder approval, on a timely basis or at all; (5) the reaction of the companies’ stockholders, customers, employees and counterparties to the proposed transaction; (6) diversion of management time on transaction-related issues; (7) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of ETE common units and ETC common shares; (8) the ability to obtain the intended tax treatment in connection with the issuance of ETC common shares to Williams stockholders; and (9) the ability to maintain Williams’, Williams Partners’, ETP’s, SXL’s and SUN’s current credit ratings. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Neither ETE nor WMB undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.
Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to the entry by ETE and Williams into definitive agreements for a combination of the two companies. In furtherance of this proposal, ETC filed a prospectus on Form S-4 which includes a proxy statement of Williams with the SEC on November 24, 2015 (as it may be amended from time to time, the “Proxy Statement/Prospectus”). This communication is not a substitute for the Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF ETE AND WILLIAMS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION TRANSACTION. The Proxy statement/Prospectus will be mailed to stockholders of Williams.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by ETE, ETC and Williams through the web site maintained by the SEC at http://www.sec.gov. Copies of the documents filed by ETE and ETC with the SEC are available free of charge on ETE’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700 and copies of the documents filed by Williams with the SEC are available on Williams’ website at investor.williams.com.
ETE and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of ETE’s general partner is contained in ETE’s Annual Report on Form 10-K filed with the SEC on March 2, 2015 (as it may be amended from time to time), as well as the Proxy Statement/Prospectus. Investors should read the Proxy Statement/Prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from ETE using the sources indicated above.
Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 25, 2015 (as it may be amended from time to time), as well as the Proxy Statement/Prospectus. Investors should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Williams using the sources indicated above.
Contacts

Energy Transfer Equity, L.P.

Investor Relations:
Brent Ratliff, 214-981-0795
or
Lyndsay Hannah, 214-840-5477
Media Relations:
Granado Communications Group
Vicki Granado, 214-599-8785
mobile: 214-498-9272
or
Brunswick Group
Steve Lipin, 212-333-3810
or
Mark Palmer, 214-254-3790

The Williams Companies, Inc.
Investor Relations:
John Porter, 918-573-0797
or
Brett Krieg, 918-573-4614
Media Relations:
Lance Latham, 918-573-9675
or
Joele Frank, Wilkinson Brimmer Katcher
Dan Katcher, Andrew Siegel or Dan Moore, 212-355-4449

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